Exhibit 16

Parks, Tschopp, Whitcomb & Orr, P.A.
Certified Public Accountants

2600 Maitland Center Parkway
 Maitland, FL 32751
407 875-2760 Fax: 407 875-2762

September 8, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                      Re: Weight Loss Forever International, Inc.

Dear Sir/Madam:

            Pursuant to the request of the above named company, we affirm that:

                        (1) We have read the Company's response to Item 4 of Form 8-K dated September 8, 2003 and

                        (2) We agree with the response.

                                                                               Sincerely,

                                                                               Parks, Tschopp, Whitcomb & Orr, P.A.